SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): December 1, 1998
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                           Dynamic Materials Corporation
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            (Exact name of registrant as specified in its charter)



           Delaware                   0-8328                    84-0608431
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  (State or other jurisdiction      (Commission               (IRS Employee
       of incorporation)            File Number)            Identification No.)



      551 Aspen Ridge Drive, Lafayette, CO                  80026
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    (Address of principal executive offices)              (Zip Code)



       Registrant's telephone number, including area code: (303) 665-5700
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          (Former name or former address, if changed since last report)


                         EXHIBIT INDEX APPEARS ON PAGE 4

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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

      On December 1, 1998, the Registrant acquired certain assets of Precision Machined Products, Inc. ("PMP"). The assets acquired were used by PMP in the manufacturing, selling and marketing of extremely high precision, complex machined parts used in the aerospace, satellite, medical equipment and high technology industries (the "Business"). The Registrant anticipates using the assets acquired for similar purposes. The assets acquired consisted principally of inventory, accounts receivable, machinery, equipment (including computer equipment), and certain trade names used in the Business, as well as a lease of the facilities at which the Business is conducted.

      The purchase price of $7,015,680 was paid by the delivery of $6,800,000 in cash and the delivery of 40,000 shares of the Registrant's Common Stock valued at $5.392 per share or the average closing price of the Registrant's Common Stock over the 15 day period immediately preceding the closing. The purchase price is subject to post-closing adjustment based upon subsequent accounting adjustments for inventory, accounts receivable and assumed liabilities. The amount of the post-closing adjustment (to be determined within 60 days of closing) is not anticipated to be material. In addition, the Registrant paid $2,000 at the closing for an exclusive option to purchase the real property at which the operations of the Business are conducted at a purchase price equal to the fair market value at the date of the option is exercised (subject to certain adjustments), which option may be exercised under certain conditions until December 1, 2000, during which time the real property may not be sold, transferred or conveyed without Registrant's consent. The Registrant also paid $800 at the closing for a right of first offer to purchase the real property at which the operations of the Business are conducted at a purchase price equal to the fair market value at the date of the option is exercised (subject to certain adjustments), which option may be exercised under certain conditions from December 2, 2000 to December 1, 2008.

      There are no material relationships between the directors, officers, or affiliates of the parties to this transaction.

      The source of funds used for the acquisition included $6,800,000 of borrowing from KeyBank of Colorado under a revolving line of credit made in the ordinary course of business.

      In a related matter, the Registrant announced that it has discontinued its negotiations with another potential acquisition target with which the Registrant had signed a letter of intent and the two parties have agreed to terminate their discussions indefinitely.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a)   Financial Statements of business acquired.

      It is not practicable to provide required financial statements at the date of the Form 8-K. The Registrant shall provide an audited balance sheet as of December 31, 1997 and an audited statement of income and cash flow for the year ended December 31, 1997. The indicated financial statements will be filed not later than 60 days after this report on Form 8-K must be filed.

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(b)   Pro forma financial information.

      In addition, pro forma financial statements complying with Article 11 of Regulation S-X will be filed not later than 60 days after this report on Form 8-K must be filed.

(c)   Exhibits.

      2.1 Asset Purchase Agreement, dated as of November 18, 1998, between the Registrant, Precision Machined Products, Richard B. Bellows and Michelle L. Bellows.

      10.1 Option and Right of First Offer Agreement, dated as of December 1, 1998, between the Registrant and JEA Property, LLC.

      10.2 Operating Lease, dated as of December 1, 1998, between the Registrant and JEA Property, LLC.

      99.1  Press release dated December 3, 1998.

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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    DYNAMIC MATERIALS CORPORATION
                                    (Registrant)


Date  December 4, 1998                 By: /S/  RICHARD A. SANTA
                                          --------------------------------------
                                    Name:  Richard A. Santa
                                    Title: Vice President, Finance, Chief
                                           Financial Officer and Secretary

                                  EXHIBIT INDEX
                                  -------------

EXHIBIT
   NO.      DESCRIPTION
-------     -----------

   2.1 Asset Purchase Agreement, dated as of November 18, 1998, between the Registrant, Precision Machined Products, Inc., Richard B. Bellows and Michelle L. Bellows.

  10.1 Option and Right of First Offer Agreement, dated as of December 1, 1998, between the Registrant and JEA Property, LLC.

  10.2 Operating Lease, dated as of December 1, 1998, between the Registrant and JEA Property, LLC.

  99.1      Press release dated December 3, 1998.